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                                                                    Exhibit 8(a)



                              Godfrey & Kahn, S.C.
                             780 North Water Street
                            Milwaukee, WI 53202-3590
                                  www.gklaw.com
                               Phone: 414-273-3500
                                Fax: 414-273-5198

                                  July 12, 2002

Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, Wisconsin 53202

     RE: Federal Income Tax Consequences of Merger between Marshall & Ilsley Corporation and Mississippi Valley Bancshares, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I"), in connection with the planned merger of Mississippi Valley Bancshares, Inc., a Missouri corporation ("Mississippi Valley"), with and into M&I, pursuant to the Agreement and Plan of Merger, dated as of June 17, 2002, by and between M&I and Mississippi Valley as described in the proxy statement of Mississippi Valley and prospectus of M&I dated July 12, 2002 (the "Proxy Statement/Prospectus") which is part of the Registration Statement on Form S-4 dated July 12, 2002 (the "Registration Statement") to which this opinion is attached as an exhibit.

     It is our opinion that the discussion set forth under the heading "The Merger - Material Federal Income Tax Consequences" in the Proxy
Statement/Prospectus accurately describes our opinion regarding the qualification of the merger as a reorganization and is a fair and accurate summary of the matters therein discussed, subject to the limitations therein contained.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the headings "The Merger" - Material Federal Income Tax Consequences" and "Legal Matters" in the Proxy Statement/Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 /s/ Godfrey & Kahn, S.C.

                                                 GODFREY & KAHN, S.C.